		Exhibit 99.1
United States Commodity Index Funds Trust
Monthly Account Statements
For the Month Ended March 31, 2011

	United States
	Commodity
Statements of Income (Loss)	Index Fund	Total

Income
Realized Trading Gain (Loss)	$4,100,244	$4,100,244
Realized Trading Gain (Loss) on Short-Term Investments	186	186
Unrealized Gain (Loss) on Market Value of Futures	(3,841,826)	(3,841,826)
Interest Income	26,376	26,376
ETF Transaction Fees	13,000	13,000
Total Income (Loss)	$297,980	$297,980

Expenses
Investment Advisory Fee	$299,807	$299,807
Brokerage Commissions	47,101	47,101
Prepaid Insurance Expense	1,154	1,154
Other Expenses	42,470	42,470
Total Expenses	390,532	390,532
Expense Waiver	(38)	(38)
Net Expenses	$390,494	$390,494
Net Gain (Loss)	$(92,514)	$(92,514)

Statements of Changes in Net Asset Value

Net Asset Value Beginning of Period 3/1/11	$345,348,254	$345,348,254
Additions	98,008,650	98,008,650
Withdrawals	(6,884,386)	(6,884,386)
Net Gain (Loss)	(92,514)	(92,514)

Net Asset Value End of Period	$436,380,004	$436,380,004
Net Asset Value Per Unit	$70.38

Statements of Changes in Units Outstanding

Units Outstanding Beginning of Period 3/1/11	4,900,020	4,900,020
Additions	1,400,000	1,400,000
Withdrawals	(100,000)	(100,000)
Units Outstanding End of Period 3/31/11	6,200,020	6,200,020

To the Unitholders of United States Commodity Index Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statements for the month ended March 31, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States Commodity Index Funds Trust

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502